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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 18, 1999 except as to Note 11 which is as of September 1, 1999, relating to the financial statements of Cobalt Networks, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
San Jose, California
September 7, 1999